UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01             Other Events.

On February 6, 2019, Rush Enterprises, Inc. (the “Company”) issued a press release announcing that a subsidiary of the Company has entered into an agreement with Tallman Group, the largest International Truck dealer in Canada, to form a new joint venture entity that will operate Tallman Group’s network of commercial vehicle dealerships in the Province of Ontario, Canada. The name of the entity will be Rush Truck Centres of Canada Limited. Under the terms of the agreement, which is subject to customary closing conditions, a subsidiary of the Company will purchase 50% of the equity in the joint venture entity for approximately CAD $30.0 million. The purchase price does not include any of Tallman Group’s real estate, which will continue to be leased from Tallman Group by the joint venture entity. The Company does not intend to consolidate the joint venture as part of its Truck Segment for financial reporting purposes.

A copy of the press release announcing the joint venture is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01             Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.          Description

99.1 Rush Enterprises, Inc. press release dated February 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: February 6, 2019	By:	/s/ Michael Goldstone
Michael Goldstone
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Rush Enterprises, Inc. press release dated February 6, 2019.